Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-      ) of Walter Investment Management Corp. of our reports dated March 1, 2011 and October 22, 2010 relating to the financial statements of GTCS Holdings LLC, which appears in Walter Investment Management Corp.’s Current Report on Form 8-K/A, dated August 29, 2011.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 29, 2011